EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     I, Thomas P. Russo, Executive Vice President, Treasurer and Chief Financial Officer of MetaMorphix, Inc. (the “Registrant”), certify that to the best of my knowledge, based upon a review of the annual report on Form 10-KSB for the year ended December 31, 2006 of the Registrant (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Thomas P. Russo

Thomas P. Russo
Executive Vice President, Treasurer and Chief Financial Officer of
MetaMorphix, Inc.

Date: June 8, 2007